                                   Exhibit 23

                         Independent Auditors' Consent


We consent to the incorporation by reference in Registration Statement No. 333-67956 of EvergreenBancorp, Inc. on Form S-8 of our report, dated January 25, 2002, appearing in this Annual Report on Form 10-K of EvergreenBancorp, Inc. for the year ended December 31, 2001.



/s/ John L. O'Brien & Company PLLC

Seattle, Washington
March 25, 2002





                                       20